SECURITIES AND EXCHANGE COMMISSION
	Washington, D.C.  20549



	FORM 8-K

	CURRENT REPORT



	Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

	Date of Report (Date of earliest event reported):  June 2, 1998


	CROWN ENERGY CORPORATION


	Exact name of registrant as specified in its charter


		         Utah                        0-19365                 87-0368981

State or other jurisdiction 					Commission File No.       IRS Employer ID #
of incorporation

	215 South State, Suite 550, Salt Lake City, Utah  84111
	Address and zip code of principal executive offices


	801-537-5610
	Registrant's telephone number

Item 1.	Changes in Control of Registrant

			Not Applicable

Item 2. Acquisition or Disposition of Assets

			Not Applicable

Item 3.	Bankruptcy or Receivership

			Not Applicable

Item 4.	Changes in Registrant's Certifying Accountant

			On June 2, 1998, Crown Energy Corporation (the "Company") terminated its independent auditor relationship with Pritchett, Siler & Hardy, P.C.
("Pritchett").

			Pritchett's report on the financial statements of the Company for the fiscal year ended December 31, 1997, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.  The Pritchett report for the fiscal year ended December 31, 1996, contained a statement as to the ability of the
Company to continue as a going concern.  Other than the foregoing, there were no adverse opinions or disclaimers of opinion, or qualifications as to uncertainty, audit scope or accounting principles.

			The decision to change accountants was approved by the Company's Board of
Directors.

			During the fiscal years ended December 31, 1997, 1996 and 1995, and the period January 1, 1998 through June 2, 1998, there were no disagreements with
Pritchett on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures or any reportable events.

			On June 2, 1998, the Company engaged Deloitte & Touche LLP ("Deloitte") as its independent auditors to audit and report on the financial statements of the Company for the fiscal year ended December 31, 1998.

			Prior to engaging Deloitte, neither the Company nor anyone acting on its behalf consulted with Deloitte regarding the application of accounting principles to any specified transaction or the type of audit opinion that might be rendered on the Company's financial statements.  In addition, during the Company's fiscal years ended December 31, 1997 and 1996, and during the period January 1, 1998 through June 2, 1998, neither the Company nor anyone acting on its behalf consulted with Deloitte with respect to any matters that were subject of a disagreement (as defined in Item 304(a)(1)(iv) of
Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of
Regulation S-K).

			Pursuant to Item 304 of Regulation S-K, the Company submitted a copy of this Form 8-K to both Pritchett and Deloitte, prior to filing with the
Commission.

Item 5.	Other Events

			Not Applicable

Item 6.	Resignation of Registrant's Directors

			Not Applicable

Item 7.	Financial Statement, Pro Forma Financial Information and Exhibits

			Not Applicable

Item 8.	Changes in Fiscal Year

			Not Applicable

Item 9.	Sales of equity securities pursuant to Regulation S

			Not Applicable

			The following exhibit will be filed with the Commission as an amendment to this Report within the required time.

			Exhibit No.			Description

				10.1				Letter from Pritchett, Siler & Hardy, P.C. acknowledging
termination of the independent auditor relationship and review of this disclosure.






SIGNATURES

			Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


																		CROWN ENERGY CORPORATION


  																Richard Rawdin
																		Secretary

DATED:  June 8, 1998